UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 27, 2021

Cytocom, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2537 Research Boulevard, Suite 201 Fort Collins, CO 80526
(Address of Principal Executive Offices and zip code)

(888) 613-8802
(Registrant's Telephone Number, Including Area Code)

Cleveland BioLabs, Inc., 73 High Street, Buffalo, NY 14203
(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	CBLI	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 27, 2021, Cytocom, Inc., formerly known as Cleveland BioLabs, Inc. (the “Company” or “Cleveland BioLabs”), High Street Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Cytocom Inc., a Delaware corporation (“Old Cytocom”), completed their previously announced merger transaction. The merger transaction was completed pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 16, 2020, pursuant to which Merger Sub merged with and into Old Cytocom, with Old Cytocom continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). In connection with the closing of the Merger, Old Cytocom was renamed “Cytocom Subsidiary Inc.” and the Company was renamed “Cytocom, Inc.”

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Merger Consideration. Upon completion of the Merger, each outstanding share of Old Cytocom common stock, each outstanding share of Old Cytocom preferred stock that was not, by its terms, converted into shares of Old Cytocom common stock immediately prior to the effective time of the Merger (the “Effective Time”), and each vested restricted stock unit of Old Cytocom (excluding, in each case, dissenting shares and shares held in treasury) automatically converted into the right to receive a number of shares of Cleveland BioLabs’ common stock determined by the application of an exchange ratio formula set forth in the Merger Agreement.

Exchange Ratio. The exchange ratio was calculated based on the total number of outstanding shares of Cleveland BioLabs common stock and Old Cytocom common stock, each on a fully diluted basis, and the respective valuations of Cleveland BioLabs and Old Cytocom, as of immediately prior to the Effective Time. As of the effective date of the Merger Agreement, the valuation of Cleveland BioLabs was assumed to be $39 million and the valuation of Old Cytocom was assumed to be $61 million. For purposes of calculating the exchange ratio, the respective valuations of Old Cytocom and Cleveland BioLabs at the Effective Time were increased or decreased, as applicable, based on the amount of each company’s net cash at closing, inclusive of certain short- and long-term liabilities. From these imputed valuation amounts, the number of shares to be issued as merger consideration to Old Cytocom securityholders will be equal to a percentage of the fully diluted common stock of the combined company determined by dividing the adjusted Old Cytocom valuation by the adjusted combined company valuation.

Accordingly, based on the foregoing exchange ratio, the parties determined that 18,492,452 shares of CBLI common stock will be issued in the Merger, resulting in the former Old Cytocom securityholders owning, or holding rights to acquire, approximately 54% of the common stock of the combined company, on a fully diluted basis, and legacy CBLI securityholders owning, or holding rights to acquire, approximately 46% of the common stock of the combined company, on a fully diluted basis, in each case as of immediately following the Effective Time.

The shares of Cleveland BioLabs’ common stock being issued to the Old Cytocom securityholders shall be allocated among the Old Cytocom securityholders in accordance with Old Cytocom’s organizational documents. In particular, the holders of shares of Old Cytocom preferred stock that are not automatically converted into common stock immediately prior to the Effective Time will be entitled to receive an aggregate number of shares of Cleveland BioLabs common stock in the Merger having a market value of $12 million (to be allocated on a pro rata basis among such holders of such shares of Old Cytocom preferred stock), to be determined based on the volume-weighted-average trading price of such shares over the period beginning on the date of the closing of the Merger and ending 30 trading days following the closing of the Merger. Therefore, the final allocation of the number of shares of Cleveland BioLabs’ common stock issuable to former Cytocom securityholders in the Merger or subject to a restricted stock unit following the Merger will not be finally determined until after the passage of at least 30 trading days following the Effective Time. Accordingly, while a portion of the shares of Cleveland BioLabs common stock to be issued in exchange for Old Cytocom’s equity securities will be issued shortly after the Effective Time, the final allocation of such shares of Cleveland BioLabs’ common stock among the former Old Cytocom securityholders will not be determined until at least 30 trading days following the Effective Time. These provisions of the Merger Agreement only affect the allocation of the shares of Cleveland BioLabs common stock to be issued in the Merger among the former Old Cytocom securityholders, not the total number of shares to be issued by Cleveland BioLabs.

In addition, at the Effective Time, each unvested Old Cytocom restricted stock unit was converted into a number of restricted stock units of Cleveland BioLabs, as determined in accordance with the exchange ratio formula described above. The terms (including, without limitation, the vesting terms) of each such substitute restricted stock unit are substantially equivalent to those of the Old Cytocom restricted stock unit being replaced.

The shares of the Company’s Common Stock will continue to trade under the ticker symbol "CBLI" on The Nasdaq Capital Market. The Company’s Common Stock is represented by a new CUSIP number, 23284M100.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

Under the exchange ratio formula set forth in the Merger Agreement, immediately after the Effective Time, former Old Cytocom securityholders collectively own or hold rights to acquire approximately 54% of the outstanding shares of Cleveland BioLabs’ common stock on a fully diluted basis and stockholders of Cleveland BioLabs as of immediately prior to the Effective Time own or hold rights to acquire approximately 46% of the outstanding shares of Cleveland BioLabs’ common stock on a fully diluted basis. Additionally, beginning at the Effective Time, the Board consists of five members, three of whom were designated by Old Cytocom.

The information provided in the Introductory Note, Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Directors

In connection with the Merger, at the Effective Time, Alexander Andryuschechkin, Daniil Talyanskiy, Anna Evdokimova and Ivan Fedyunin each resigned from the Company’s board of directors (the “Board”). The Board also reduced the number of seats on the Board from six to five, and appointed three new individuals to the Board selected by Old Cytocom, pursuant to the Merger Agreement. At the Effective Time, Michael K. Handley, Taunia Markvicka and Steve Barbarick were each appointed to serve as a director of the Company until the Company’s 2021 Annual Meeting of Shareholders or until his or her earlier resignation, removal or retirement or until his successor shall be elected and qualified to serve. Mr. Barbarick was also appointed to serve on the audit committee of the Board. Randy Saluck and Lea Verny each continue to serve on the Board, and each serve on the Audit, Compensation, and Nominating and Corporate Governance Committees.

The Company intends to evaluate its non-employee director compensation with the input of an independent compensation consultant and may revise its practices based on the results of that review. In the meantime, Mr. Barbarick will receive compensation as a nonemployee director consistent with the Company’s standard nonemployee director compensation practices and is also eligible to participate in the Cleveland BioLabs Equity Incentive Plan (the “Plan”), pursuant to which members of the Board may receive awards or grants from time to time as recommended by the Compensation Committee of the Board and approved by the Board. A description of the Company’s standard nonemployee director compensation practices and the Plan can be found in the section titled “Management Following the Merger – Non-Employee Director Compensation” in the Company’s definitive proxy statement/prospectus dated June 10, 2021. Mr. Handley and Ms. Markvicka, as executive officers of the Company, will not be compensated for their service on the Board.

Other than the Merger Agreement, there are no arrangements between Messrs. Handley, Barbarick or Ms. Markvicka, respectively, and any other person pursuant to which Messrs. Handley, Barbarick or Ms. Markvicka were selected as directors. There are no related-party transactions with respect to Messrs. Handley, Barbarick or Ms. Markvicka required to be disclosed pursuant to Item 404(a) of Regulation S-K.

New Executive Officers

In connection with the Merger and pursuant to the Merger Agreement, at the Effective Time, the following individuals were appointed to serve as executive officers of the Company.

Name	Age	Position
Michael K. Handley	50	President and Chief Executive Officer; Director
Taunia Markvicka, Pharm.D., M.B.A.	52	Chief Operating Officer; Director
Peter Aronstam, Ph.D.	68	Chief Financial Officer
Clifford Selsky, M.D., Ph.D.	72	Chief Medical Officer
Cozette M. McAvoy, J.D., M.S.	41	Chief Legal Officer
Robert W. Buckheit, Jr., Ph.D.	60	Chief Technology Officer

Also at the Effective Time, Andrei Gudkov, Ph.D., D. Sci, previously the Company’s Chief Scientific Officer, became the Company’s Global Head of Research & Development and Langdon Miller, M.D., resigned as Chief Medical Officer. Christopher Zosh, the Company’s Vice President of Finance will continue to serve in such capacity, but will no longer be the Company’s interim principal executive, financial and accounting officer.

Michael K. Handley, Chief Executive Officer.

Biographical Information. Mr. Handley has served as Chief Executive Officer and director of Old Cytocom since April 2020. Beginning in the spring of 2021, Mr. Handley has also been serving as chief executive officer and chairman of Sparta Healthcare Acquisition Corp., a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in the healthcare industry. Previously, Mr. Handley served as Chief Executive Officer and director of Immune Therapeutics, from July 2019 through March 2020. From 2012 through 2018, Mr. Handley served as Chief Executive Officer and director of Armis Biopharma, a development-stage healthcare company, where Mr. Handley was responsible for day-to-day operations, executing a profitable growth strategy, obtaining global product approvals, overseeing intellectual property strategy, product commercialization, business development and financing. Mr. Handley founded Vessix Vascular, Inc. in 2011 and served as Vice President of Clinical, Quality and Regulatory until 2012. Mr. Handley was also Global Head of Regulatory at Acclarent, Inc. from 2010 to 2011. Prior to this, he was Vice President of Regulatory and Chief Compliance Officer of Spectranetics (Nasdaq: SPNC) a medical device company, from 2007 until 2010. Mr. Handley was the Chief Executive Officer and Vice President of Business development, Quality and Regulatory at Accelapure Corporation, a biotechnology company, from 2005 until 2007. Mr. Handley expanded his executive skill set as a Senior Management Consultant in the healthcare field at Pittiglio Rabin Todd & McGrath (now PricewaterhouseCoopers) from 2004 until 2005. Prior to beginning his business career, Mr. Handley spent several years in various consulting and drug development roles at the public biotech companies Genetech, Inc. (Nasdaq: DNA), Amgen Inc. (Nasdaq: AMGN) and Gliatech Inc. (formerly Nasdaq: GLIA). Mr. Handley graduated cum laude from Colorado State University with Bachelor of Science degrees in molecular biology, exercise physiology and minors in chemistry, and neurobiology in 1995. Mr. Handley earned an M.B.A. from The Graziadio Business School at Pepperdine University in 2001.

Compensatory Information. In August 2020, Old Cytocom, now a wholly owned subsidiary of the Company, entered into an employment agreement with Mr. Handley, who currently serves as the Chief Executive Officer of Old Cytocom and the Company. That agreement was subsequently amended in September 2020 and again in October 2020. The agreement, as amended, provides for a three-year term and may be terminated either by Old Cytocom or Mr. Handley at any time. The employment agreement sets forth his initial annual base salary of $540,000, a sign-on bonus of $135,000 and a target annual bonus opportunity equal to 55% of base salary.

Mr. Handley’s employment agreement, as amended, provides for severance benefits upon a termination of his employment by Old Cytocom without “cause” or his resignation for “good reason,” subject to Mr. Handley’s execution of a general release of claims. The severance benefits include continuation of his base salary for twelve (12) months and twelve (12) months of COBRA premiums paid by Old Cytocom. In addition, if such termination without “cause” or for “good reason” occurs within the twelve (12) month period immediately following a “change in control,” Mr. Handley will also receive a payment equal to his target annual bonus for the calendar year in which the termination occurs, payable in a lump sum within 60 days of termination. As Chief Executive Officer of the Company, Mr. Handley will also be eligible to participate in the Company’s plans and arrangements that do not discriminate in scope, terms or operation in favor of executive officers or directors that are generally available to all salaried employees of the Company.

The foregoing summary is qualified in its entirety by reference to the employment agreement, and its amendments, with Mr. Handley filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.02.

Taunia Markvicka, PharmD, M.B.A., Chief Operating Officer.

Biographical Information. Dr. Markvicka has served as Chief Operating Officer of Old Cytocom since November 2020. Dr. Markvicka previously served as Chief Operating Officer of Polypid Ltd. (Nasdaq: PYPD), a pharmaceutical company, from April 2019 until October 2020. Prior to this, Dr. Markvicka served as Chief Commercial Officer at Symbiomix Therapeutics, a pharmaceutical company focusing in the development of gynecologic drugs from March 2016 to July 2020. Dr. Markvicka has also served as Chief Commercial Officer of Pacira Biosciences, Inc. (Nasdaq: PCRX), from 2008 until 2016, where she assisted in the successful commercial launch of EXPAREL®. Dr. Markvicka has held commercial leadership positions with Advantage Healthcare, The Medicines Company, and Allergan plc (NYSE: AGN). Dr. Markvicka earned a Bachelor’s degree in pharmacy from Creighton University and went on to complete a doctorate in pharmacy at the University of Nebraska Medical Center. Dr. Markvicka completed a post-doctoral fellowship with Rutgers University and Sandoz Pharmaceuticals. She went on to earn an M.B.A.at St. Joseph’s University.

Compensatory Information. In October 2020, Old Cytocom entered into an employment agreement with Dr. Markvicka, who currently serves as the Chief Operating Officer of Old Cytocom and the Company. That agreement was subsequently amended in March 2021. The agreement, as amended, provides for a three-year term and may be terminated either by Old Cytocom or Dr. Markvicka at any time. The employment agreement sets forth her initial annual base salary of $420,000, a sign-on bonus of $71,000 and a target annual bonus opportunity equal to 45% of base salary.  Dr. Markvicka’s current annual base salary is $500,000.

Dr. Markvicka’s employment agreement, as amended, provides for severance benefits upon a termination of her employment by Old Cytocom without “cause” or her resignation for “good reason,” subject to Dr. Markvicka’s execution of a general release of claims. The severance benefits include continuation of her base salary for twelve (12) months and twelve (12) months of COBRA premiums paid by Old Cytocom. In addition, if such termination without “cause” or for “good reason” occurs within the twelve (12) month period immediately following a “change in control,” Dr. Markvicka will also receive a payment equal to her target annual bonus for the calendar year in which the termination occurs, payable in a lump sum within 60 days of termination. As Chief Operating Officer of the Company, Dr. Markvicka will also be eligible to participate in the Company’s plans and arrangements that do not discriminate in scope, terms or operation in favor of executive officers or directors that are generally available to all salaried employees of the Company.

The foregoing summary is qualified in its entirety by reference to the employment agreement, and its amendment, with Dr. Markvicka filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.02.

Peter Aronstam, Ph.D., Chief Financial Officer.

Biographical Information. Dr. Aronstam has served as Chief Financial Officer of Old Cytocom since its inception in 2013 and as a director of Old Cytocom since October 2020. From 2001 to 2006, Mr. Aronstam was the Chief Financial Officer of Airspan Networks, Inc., a Nasdaq-listed company in Boca Raton, Florida. He served as the CFO of private company Mainstream Holdings, LLC in West Palm Beach, Florida from 2007 to 2008, and private company The Neptune Society in Plantation, Florida from 2008 to 2009. Since 2010, Mr. Aronstam has been a partner of B2B CFO Partners, LLC, doing business as B2B CFO©. The firm provides CFO services to its clients on a part time basis. From 2012 to November 2020, Mr. Aronstam served as Chief Financial Officer of Immune Therapeutics, Inc. Mr. Aronstam earned Bachelor of Commerce, Bachelor of Law and PhD degrees from the University of the Witwatersrand in South Africa.

Compensatory Information. In August 2020, Old Cytocom entered into an employment agreement with Mr. Aronstam, who currently serves as Chief Financial Officer of Old Cytocom and the Company. That agreement was subsequently amended in September 2020 and again in October 2020.  The agreement, as amended, provides for a three-year term and may be terminated either by Old Cytocom or Mr. Aronstam at any time. The employment agreement sets forth his initial annual base salary of $250,000, a sign-on bonus of $81,250 and a target annual bonus opportunity equal to 45% of base salary.

Mr. Aronstam’s employment agreement, as amended, provides for severance benefits upon a termination of his employment by Old Cytocom without “cause” or his resignation for “good reason,” subject to Mr. Aronstam’s execution of a general release of claims. The severance benefits include continuation of his base salary for twelve (12) months and twelve (12) months of COBRA premiums paid by Old Cytocom. In addition, if such termination without “cause” or for “good reason” occurs within the twelve (12) month period immediately following a “change in control,” Mr. Aronstam will also receive a payment equal to his target annual bonus for the calendar year in which the termination occurs, payable in a lump sum within 60 days of termination. As Chief Financial Officer of the Company, Mr. Aronstam will also be eligible to participate in the Company’s plans and arrangements that do not discriminate in scope, terms or operation in favor of executive officers or directors that are generally available to all salaried employees of the Company.

The foregoing summary is qualified in its entirety by reference to the employment agreement, and its amendments, with Mr. Aronstam filed as Exhibits 10.6, 10.7 and 10.8 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.02.

Other than the Merger Agreement, there (x) is no arrangement or understanding between Mr. Handley, Ms. Markvicka or Mr. Aronstam, respectively, and any other person pursuant to which either Mr. Handley, Ms. Markvicka or Mr. Aronstam was elected into such respective position, (y) is no family relationship between Mr. Handley, Ms. Markvicka or Mr. Aronstam, respectively, and any other director or executive officer of the Company, and (z) there are no related-party transactions with respect to Mr. Handley, Ms. Markvicka or Mr. Aronstam required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, the Company filed a Certificate of Amendment of Restated Certificate of Incorporation which effectively changed the Company’s name from “Cleveland BioLabs, Inc.” to “Cytocom, Inc.”  No other changes were made to the Company’s Restated Certificate of Incorporation.  The foregoing summary is qualified in its entirety by reference to the Certificate of Amendment of Restated Certificate of Incorporation filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

On July 28, 2021, the Company issued a press release regarding the subject matter of this Current Report, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

To be filed by amendment not later than 71 calendar days after the date this report is required to be filed.

(b) Pro Forma Financial Information.

To be filed by amendment not later than 71 calendar days after the date this report is required to be filed.

(d) Exhibits

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of October 16, 2020, by and among Cleveland BioLabs, Inc., High Street Acquisition Corp. and Cytocom, Inc. (incorporated by reference to Exhibit 2.1 to Form 8-K filed October 19, 2020).

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Cleveland BioLabs, Inc.

10.1	Executive Employment Agreement, dated as of August 19, 2020, as amended, by and among Cytocom Inc. and Michael K. Handley*

10.2	Amendment No. 1 to Executive Employment Agreement, dated as of September 6, 2020, by and among Cytocom Inc. and Michael K. Handley*

10.3	Amendment No. 2 to Executive Employment Agreement, dated as of October 31, 2020, by and among Cytocom Inc. and Michael K. Handley*

10.4	Executive Employment Agreement, dated as of October 30, 2020, as amended, by and among Cytocom Inc. and Taunia Markvicka*

10.5	Amendment No. 1 to Executive Employment Agreement, dated as of March 8, 2021, by and among Cytocom Inc. and Taunia Markvicka*

10.6	Executive Employment Agreement, dated as of August 17, 2020, as amended, by and among Cytocom Inc. and Peter Aronstam*

10.7	Amendment No. 1 to Executive Employment Agreement, dated as of September 6, 2020, by and among Cytocom Inc. and Peter Aronstam*

10.8	Amendment No. 2 to Executive Employment Agreement, dated as of October 31, 2020, by and among Cytocom Inc. and Peter Aronstam*

99.1	Press Release, dated July 28, 2021

* Management contract and compensatory arrangement in which any director or any named executive officer participates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytocom, Inc.

Date: July 28, 2021	By: /s/ Cozette M. McAvoy
Name: Cozette M. McAvoy
Title: Chief Legal Officer